AGREEMENT made in duplicate and made effective this     day of     199


BETWEEN:

                  MOOSEHEAD BREWERIES LIMITED, a corporation organized under the laws of the Province of New Brunswick, Canada and having its principal place of business at 89 Main Street West, Saint John, New Brunswick E2M 3N2 (hereinafter referred to as "Licensor")

                                      and

                  INDEPENDENCE BREWING COMPANY, a corporation organized under the laws of the Commonwealth of Pennsylvania, having its principal place of business at 1000 East Comly Street, Philadelphia, Pennsylvania 19149 (hereinafter referred to as "Licensee")


                        LICENSE AND ASSIGNMENT AGREEMENT


        WHEREAS, Licensor owns rights to and is owner of the entire interest of the following United States Trademark Registration and pending United States Trademark Application (herinafter individually and collectively referred to as "the Moosehead Marks"):

           Reg. Number                      Mark and Goods
           -----------                      --------------
            1,917,057             THE TASTE OF INDEPENDENCE for beer and ales

           Ser. Number                      Mark and Goods
           -----------                      --------------
           74/673,536             INDEPENDENCE for brewed alcoholic beverages

        WHEREAS, Licensee is in the business of selling a brewed alcoholic beverage product, namely beers and ales, that are marketed and sold under a trademark which depicts the well known Independence Hall building located in Philadelphia, PA and includes the words "INDEPENDENCE BREWING COMPANY"; and

        WHEREAS, Licensee has been previously refused U.S. federal trademark registration of its said trademark based upon the trademark rights of Licensor in the Moosehead Marks; and

        WHEREAS, Licensor and Licensee desire to enter into a mutually acceptable agreement regarding Licensee's licensed use of and subsequent acquisition of the Moosehead Marks.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree one with the other as follows:

1. GRANT OF TRADEMARK LICENSE

   1.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license and right to use the Moosehead Marks in connection with the goods identified within the registration and the application (the "Products") and to affix the Moosehead Marks to or on the Products and on or with the packaging, advertising and promotional materials sold, used and distributed in connection with the Products, throughout the United States, its territories and possessions.

   1.2 Licensee may sublicense the use of the Moosehead Marks licensed to it to any entity that directly or indirectly controls, is controlled by, or is under common control with Licensee, including Independence Brewing Company of Florida, Inc.; provided any such sublicense is made subject to the same territorial restrictions and inspection and quality maintenance standards as imposed on Licensee and provided further that Licensee is and remains a licensee of Licensor in good standing and is not in default of any of its obligations herein contained.

2. TERM OF THE TRADEMARK LICENSE

   2.1 The trademark license shall extend for a maximum period of two (2) years from the effective date of this Agreement as set forth above, provided Licensee has paid Licensor all moneys due as set forth below and is otherwise not in default.

3. MONETARY PAYMENTS

   3.1 Licensee shall make the following monetary payments to Licensor during the term of the trademark license:

   3.11 A first irrevocable up-front payment of $30,000.00 (U.S.) in cash or by way of certified cheque made payable to Licensor upon the signing of this Agreement; and,

   3.12 A second irrevocable payment of $30,000.00 (U.S.) in cash or by way of certified cheque made payable to Licensor on the first year anniversary from the effective date of this Agreement as set forth above.

4. ASSIGNMENT OF LICENSOR'S REGISTERED TRADEMARK AND PENDING TRADEMARK
   APPLICATION

   4.1 On the second year anniversary of this Agreement from the effective date as first set forth above, Licensee shall acquire and Licensor shall assign, transfer and convey all right, title and interest in the Moosehead Marks to Licensee, provided a third and final irrevocable monetary payment is first made by Licensee to Licensor in the amount of $30,000.00 (U.S.) by way of cash or certified cheque ("Final Payment").

   4.2 Upon receipt of the third and Final Payment as provided for herein, Licensor undertakes and agrees to forthwith deliver to Licensee at no further cost or expense a fully executed assignment of the Moosehead Marks employing for that purpose a form of assignment as set out in Schedule "A" attached or such other form as Licensor and Licensee shall mutually agree.

   4.3 Without representing the trademark INDEPENDENCE which is the subject of application 74/673,536 is registrable, Licensor agrees that during the term of this Agreement it shall, at its sole cost and expense, use its best efforts to obtain in an expeditious manner Federal U.S. registration from this pending application, and shall take all steps necessary or appropriate to maintain in force/renew any Federal U.S. trademark registration resulting therefrom and with respect to the issued registration for the trademark THE TASTE OF INDEPENDENCE identified above. Licensor shall promptly notify Licensee as to the date of registration of the pending U.S. application. Licensee agrees to execute all papers and offer such other assistance on a no charge basis as is reasonably requested by licensor to further effect registration of, maintenance and renewal of the Moosehead Marks.

5. LICENSOR'S SLOGAN

   5.1 Notwithstanding anything in this Agreement to the contrary, Licensee acknowledges and agrees that Licensor has the current and continuing right to use the slogan "CANADA'S OLDEST INDEPENDENT BREWERY" (the "Slogan") in connection with its brewed alcoholic beverages in the same geographic area to which this Agreement applies, and that such continued use by Licensor shall not be considered to be in derogation of the Moosehead Marks licensed to Licensee under the terms of this Agreement or an infringement of or other form of passing off or dilution of the Moosehead Marks upon assignment of same to Licensee as contemplated herein.

   5.2 Notwithstanding the above, Licensor agrees not to use the mark THE TASTE OF INDEPENDENCE for beer and ale and INDEPENDENCE for brewed alcoholic beverages within the U.S. its territories and possession either during the term of this license or following assignment of the marks to Licensee.

   5.3 Licensor agrees that Licensee's use in its capacity as a licensee or assignee of the Moosehead Marks as described in this Agreement shall not be considered an infringement of the Slogan, and Licensor shall not file any opposition to or petition for cancellation of any U.S. application or U.S. registration for the Moosehead Marks once assigned to Licensee on the basis that the Slogan so resembles the Moosehead Marks as to be likely to cause confusion, or to cause mistake, or to deceive, or to take any further action adverse to Licensee's continued right following assignment of the Moosehead Marks.

6. TRADEMARK RIGHTS

   6.1 Licensor represents and warrants that to the best of its current actual knowledge:

        6.11 the Moosehead Marks in the United States are its sole property;

        6.12 the U.S. registration and the U.S. application for the Moosehead Marks referred to above are currently in good standing and are presently uncontested;

        6.13 the use by Licensee of the Moosehead Marks in accordance with the terms and conditions of this Agreement do not infringe any U.S. Federally registered trademark rights of any third party.

7. INSPECTION AND QUALITY MAINTENANCE

   7.1 During the term of the license, Licensee warrants that all of the brewed alcoholic beverage manufactured by it or by its sublicensees for sale in connection with the Moosehead Marks shall, in all material respects, meet or exceed Licensee's brewing, production, inspection and packaging standards that were in existence immediately prior to this Agreement so as to thereby ensure its established quality and control standards will be met and maintained during the term of the license granted herein.

   7.2 Upon reasonable request by Licensor, Licensee shall ship to Licensor at Licensee's own cost and expense a randomly selected case of the brewed alcoholic beverage marketed under the Moosehead Marks by Licensee or any of its sub-licensees so that Licensor can sample and inspect same in order to satisfy itself the aforesaid standards are being met. Licensor, acting reasonably, shall notify Licensee in writing of any item which it regards as not meeting the established standard, and shall also in the notice specify in what material respects the item in question does not meet the established standard. Licensee for itself, and on behalf of any of its sublicensees agrees to cure and make good on any sub-standard item within sixty (60) days from the date of receipt of written notification from Licensor as provided for herein.

8. INFRINGEMENT AND INDEMNIFICATION

   8.1 Licensee shall be solely and entirely responsible for enforcing the Moosehead Marks against third parties including the commencement of court proceedings against such third parties. To the extent Licensor is required to be a named plaintiff in any such third party proceedings, Licensee shall be entitled to name the Licensor in the proceedings provided the express written permission of Licensor is first requested and obtained and provided further Licensee is responsible for the payment of all costs, including legal fees arising out of such third party proceedings. Licensee shall be entitled to all costs and damages assessed against the third party and awarded the Licensee, Licensor or the Licensee and the Licensor. Should Licensor elect not to be named a plaintiff in any third party proceeding, Licensee shall have the right to receive assignment of the marks immediately notwithstanding the term of the trademark license in Section 2.1 provided licensee has paid licensor all moneys as set forth above.

   8.2 In the event of third party proceedings instituted against Licensor or Licensee as a result of Licensee's use of the Moosehead Marks in its capacity as exclusive Licensee or assignee of the Moosehead Marks, Licensee in its sole discretion shall decide if the proceedings should be defended or settled on terms acceptable to Licensee. Licensee shall be solely responsible for all costs, including legal fees, incurred in connection with the defence or settlement of proceedings of this nature including, but not limited to, all costs and damages assessed in a final and unappealable judgment entered against Licensee or Licensor or both of them, and in furtherance thereof, Licensee agrees to protect, indemnify, defend and hold Licensor harmless from and against any and all claims, demands, assessments, awards and liabilities of whatever nature, and all costs or expenses including reasonable attorney fees arising out of the foregoing.

9. Liability Insurance

   9.1 Licensee agrees to be solely and entirely responsible for any and all product liability claims as same relate, either directly or indirectly, to Licensee's or its sub-licensees use of the Moosehead Marks. To the extent that Licensor may in any way be joined as a party to any such product liability proceedings as a result of Licensee's or its sub-licensees use of the Moosehead Marks, Licensee undertakes and agrees to defend, indemnify and save Licensor harmless from any damages or other monetary awards or costs, including court costs and legal fees, which are declared, imposed or granted against Licensor or which are incurred by Licensor as a result thereof.

   9.2 So long as this Agreement remains in force, Licensee undertakes and agrees that a fully paid up insurance policy of the foregoing general description in Licensee's or its sub-licensees favour shall at all times be maintained in place, in order to provide reasonable and adequate third party product liability coverage as contemplated herein. In furtherance of the foregoing, within thirty (30) days of a written request by Licensor not made more than once in each calendar year to do so, Licensee shall furnish Licensor with evidence sufficient to establish that as of the notice date, adequate insurance coverage of the foregoing description was in force. Failure by Licensee to produce evidence of insurance coverage within the time period specified shall result in this Agreement being deemed automatically terminated.


10. WARRANTIES

    A.   The Parties

    10.1 Licensor and Licensee warrant that they have not assigned or subrogated any claims settled by this Agreement.

    B.   The Individuals

    10.2 Each signatory hereto warrant his/her authority to execute this Agreement on behalf of his/her respective entities and agrees to hold harmless all other parties against any claims against it arising out of any lack of such authority by his/her respective business entity.

11. RELEASE OF LICENSEE

    11.1 Upon Licensee tendering the third and Final Payment to Licensor, Licensor shall thereby, and without any further action on the part of the parties hereto, release, relinquish and discharge Licensee and its representatives, officers, successors, and assigns from any and all rights, claims and actions which Licensor had or may have had against Licensee regarding infringement of the Moosehead Marks prior to this Agreement.

    11.2 Each party warrants and represents that in executing this release it has relied upon legal advice from their respective legal counsel, that the terms of this release and its consequences have been completely read and explained to it by said counsel, and the terms of this release are fully understood.

12. ENTIRE AGREEMENT AND AMENDMENTS

    12.1 This instrument contains all of the representations and items of this Agreement between the parties and is the entire Agreement between the parties respecting the subject matter hereof. This instrument may not be changed or modified in any manner except by an instrument in writing referred to by this Agreement and signed by duly authorized officers or a representative of Licensor and Licensee.

    12.2 Moreover, this Agreement is binding on the parties' successors, assignees, officers, and representatives.

13. NO WAIVER

    13.1 Failure of a party to insist upon the strict performance of any provision of this Agreement or to exercise any option shall not be construed as a waiver thereof or to deprive the party of the right to strict adherence in the future with respect to that or any other provision of this Agreement.

14. FORMS AND NOTICES AND STATEMENTS

    14.1 All notices and statements shall be in writing and shall be given at the respective addresses of the parties as set forth above unless notification of change of address is given in writing.

15. JOINT VENTURE

    15.1 Nothing herein contained shall be construed to place the parties in relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

16. CONTROLLING LAW

    16.1 In the event of any conflict, it is the intention of the parties that this Agreement is to be interpreted under and governed by the laws of the Commonwealth of Pennsylvania.

17. SURVIVAL

    17.1 The provisions of Sections 4.2 and 11 shall survive the termination of this Agreement, which termination date shall be deemed to be the date upon which the third and Final Payment is made as provided for herein.

    IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.


                                           MOOSEHEAD BREWERIES LIMITED

                                           Per:
                                               --------------------------------
                                               Name:  Paul H. McGraw
                                               Title: Corporate Secretary and
                                                      Vice President of Finance


                                           INDEPENDENCE BREWING COMPANY

                                           Per:
                                               --------------------------------
                                               Name:  Robert W. Conner, Jr.
                                               Title: President

                                   Schedule A

                            Assignment of Trademarks


     WHEREAS, MOOSEHEAD BREWERIES LIMITED, a corporation organized under the laws of the Province of New Brunswick, Canada and having its principal place of business at 89 Main Street West, Saint John, New Brunswick B2M 3N2, is the owner of U.S. trademark registration No. 1,917,057 for the trademark THE TASTE OF INDEPENDENCE, and is also the owner of U.S. trademark application Serial No. 74/673,536 to register the trademark INDEPENDENCE and any U.S. registration which may have resulted therefrom;

     WHEREAS, INDEPENDENCE BREWING COMPANY, a corporation organized under the laws of the Commonwealth of Pennsylvania, of 1000 East Comly Street, Philadelphia, Pennsylvania 19149, is desirous of acquiring said marks.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, said MOOSEHEAD BREWERIES LIMITED does hereby assign unto the said INDEPENDENCE BREWING COMPANY all of its right, title and interest in and to the said marks in the United States of America, its territories and possessions and any applications or registrations therefor, together with the goodwill of the business symbolized by the marks as herein assigned.

     This Assignment is executed this _____ day of _______________, 1996.


                                           MOOSEHEAD BREWERIES LIMITED

                                           Per:
                                                -------------------------------
                                                Name:
                                                Title: